Registration No. 333-112495

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INVITROGEN CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	33-0373077
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1600 FARADAY AVENUE

CARLSBAD, CALIFORNIA 92008

760-603-7200

(Address of principal executive offices)

INVITROGEN CORPORATION

1997 STOCK OPTION PLAN

(Full title of the plan)

C. ERIC WINZER

CHIEF FINANCIAL OFFICER

INVITROGEN CORPORATION

1600 FARADAY AVENUE

CARLSBAD, CALIFORNIA 92008

760-603-7200

(Name and address of agent for service)

DEREGISTRATION OF SHARES

Effective as of April 29, 2004, the Registrant adopted the Invitrogen Corporation 2004 Equity Incentive Plan (the “Equity Plan”), which is intended to replace its 1997 Stock Option Plan, 2000 Nonstatutory Stock Option Plan, 2001 Stock Incentive Plan (formerly the Molecular Probes, Inc. 2001 Stock Incentive Plan) and the 2002 Stock Incentive Plan (formerly the Molecular Probes, Inc. 2002 Stock Incentive Plan) (collectively the “Prior Plans”). Accordingly, no future option grants will be made pursuant to the Prior Plans. This Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-8 listed below (the “Registration Statement”) is filed to deregister 4,700,000 shares previously registered that remain available for future grant under the Registrant’s 1997 Stock Option Plan. The 4,700,000 shares deregistered by this Post-Effective Amendment No. 1 will be registered, by a subsequently filed registration statement on Form S-8 for the Equity Plan, and the associated registration fee paid by the Registrant to register shares issuable under its 1997 Stock Option Plan on the Registration Statement will be carried forward and applied to the registration fee necessary to register shares issuable under the Registrant’s Equity Plan. Please note, however, that shares remain subject to outstanding options previously granted under the Registrant’s 1997 Stock Option Plan and consequently, the Registration Statement will remain in effect to cover the potential exercise of such outstanding options.

1.	Registration Statement No. 333-112495 filed February 5, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on the May 10, 2004.

Invitrogen Corporation

By:	/s/ C. Eric Winzer

C. Eric Winzer, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Gregory T. Lucier Gregory T. Lucier	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	May 10, 2004

/s/ C. Eric Winzer C. Eric Winzer	Chief Financial Officer (Principal Financial Officer)	May 10, 2004

/s/ John M. Radak John M. Radak	Vice President, Finance (Principal Accounting Officer)	May 10, 2004

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/s/ Bradley G. Lorimier	Director	May 10, 2004
Bradley G. Lorimier

/s/ Raymond V. Dittamore	Director	May 10, 2004
Raymond V. Dittamore

/s/ James R. Glynn	Director	May 10, 2004
James R. Glynn

/s/ Donald W. Grimm	Director	May 11, 2004
Donald W. Grimm

/s/ Balakrishnan S. Iyer	Director	May 10, 2004
Balakrishnan S. Iyer

/s/ Jay M. Short, Ph. D.	Director	May 12, 2004
Jay M. Short, Ph. D.

/s/ David C. U’Prichard, Ph. D.	Director	May 10, 2004
David C. U’Prichard, Ph. D.

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